                                                                  EXHIBIT 10(B)


                            TERMINATION AGREEMENT

                                 BY AND AMONG

                    FEDERAL DEPOSIT INSURANCE CORPORATION,
                              AS MANAGER OF THE
                            FSLIC RESOLUTION FUND,

                        MICHIGAN NATIONAL CORPORATION

                                     AND

                   INDEPENDENCE ONE BANK OF CALIFORNIA, FSB





                         DATED AS OF SEPTEMBER 29, 1994

                             TERMINATION AGREEMENT


         This TERMINATION AGREEMENT (which together with all Exhibits attached hereto is collectively called the "Agreement"), dated as of September 29, 1994, is entered into by and among the Federal Deposit Insurance Corporation (the "FDIC") as Manager of the FSLIC Resolution Fund (the "FRF") (the FDIC as Manager of the FRF is herein called the "FDIC Manager"), Michigan National Corporation, a savings and loan holding company incorporated under the laws of the State of Michigan ("MNC"), and Independence One Bank of California, FSB (formerly named Beverly Hills Federal Savings Bank), a federally-chartered stock savings bank wholly owned by MNC ("Independence One").

                                   RECITALS

         The FRF is the transferee of the assets and liabilities of the Federal Savings and Loan Insurance Corporation (the "FSLIC"). The FDIC Manager, Independence One, and MNC desire to provide for (i) except as specifically set forth herein, the early termination of that certain Assistance Agreement dated December 31, 1988, by and among the FSLIC, Independence One, and MNC (the "Assistance Agreement"), (ii) the settlement of certain disputes under the Assistance Agreement, and (iii) the prepayment of the Replacement Promissory Note dated July 1, 1990, made by the FDIC Manager (the "Note") in the principal amount of $811,465,568.00.

                                  AGREEMENT

         In consideration of the mutual promises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and, notwithstanding anything to the contrary in the Assistance Agreement or any related agreement, the parties hereby agree as follows:

                                  ARTICLE 1
                                  EXECUTION

         SECTION 1.1 EXECUTION AND EFFECT. This Agreement is executed and effective as of this 29th day of September, 1994. Except for any and all payments of interest to Independence One, MNC or the FDIC Manager pursuant to
Section 2.4(d), Section 4.2, or Section 11.14, and except for the payments contemplated by Section 3.2, all payments provided for under this Agreement to be made by the FDIC Manager to Independence One or MNC represent either a prepayment, or a payment in lieu of, a fixed or contingent right to assistance provided for in the Assistance Agreement, and all payments provided for in this Agreement to be made by Independence One or MNC to the FDIC Manager represent a payment of net tax benefits or a repayment of other assistance provided for in the Assistance Agreement.

         SECTION 1.2 MNC DELIVERIES AT EXECUTION. Simultaneously with the execution of this Agreement:

        (A) CERTIFIED RESOLUTIONS. The FDIC Manager shall have received certificates from each of Independence One and MNC,





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signed by their respective corporate secretaries, certifying that (i) its board of directors has duly adopted resolutions, copies of which shall be attached to such certificate, (A) approving the terms of this Agreement and authorizing the consummation of the transactions contemplated by this Agreement, and (B) authorizing an officer of it to execute and deliver this Agreement and all necessary ancillary documents; (ii) all of such resolutions are in full force and effect; and (iii) none of such resolutions has been amended or modified.

         (B) INCUMBENCY CERTIFICATES. The FDIC Manager shall have received certificates from each of Independence One and MNC, signed by their respective corporate secretaries or other officers, certifying as to each person executing this Agreement on behalf of Independence One and MNC, respectively, that (i) such person is an officer of Independence One or of MNC holding the office or offices specified therein; and (ii) the signature of each such person set forth on such certificate is his or her genuine signature.

         (C) LEGAL OPINIONS. The FDIC Manager shall have received signed opinions from Independence One and MNC addressed to the FDIC Manager and substantially in the form of Exhibit 1.2(c) hereto, with such changes as the FDIC Manager and its legal counsel may approve.

         SECTION 1.3 FDIC MANAGER DELIVERIES AT EXECUTION. Simultaneously with the execution of this Agreement:





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         (A)  CERTIFIED RESOLUTIONS.  MNC shall have received certificates from the FDIC Manager, signed by its corporate secretary, certifying that (i) its board of directors has duly adopted resolutions, copies of which shall be attached to such certificate, (A) approving the terms of this Agreement and authorizing the consummation of the transactions contemplated by this Agreement, and (B) authorizing an officer of it to execute and deliver this Agreement and all necessary ancillary documents; (ii) all of such resolutions are in full force and effect; and (iii) none of such resolutions has been amended or modified.

         (B) INCUMBENCY CERTIFICATES. MNC shall have received certificates from the FDIC Manager, signed by its corporate secretary, certifying as to the person executing this Agreement on behalf of the FDIC Manager that (i) such person is an officer of the FDIC Manager holding the office or offices specified therein; and (ii) the signature of such person set forth on such certificate is his genuine signature.

         (C) LEGAL OPINION. MNC shall have received a signed opinion from the FDIC's Senior Counsel (Resolutions) addressed to Independence One and MNC and substantially in the form of Exhibit 1.3(c) hereto, with such changes as Independence One and MNC and their legal counsel may approve.





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                                  ARTICLE 2
                    TERMINATION AMOUNT; NOTE CANCELLATION;
               FINAL SRA PROCEDURES; SRLY AND REFUND PAYMENTS;
               TAX INDEMNIFICATIONS; AND RESERVE FOR BAD DEBTS

          SECTION 2.1  TERMINATION AMOUNT.

         (A) PAYMENT OF TERMINATION AMOUNT. On September 30, 1994, the FDIC Manager shall pay or cause to be paid to Independence One, by wire transfer in immediately available funds, $340,555,345.00 (the "Termination Amount"). The Termination Amount shall be transferred to Independence One pursuant to the following instructions:

         ABA:  322270660
         Telegraphic Name:  INDPC ONE BK CA MV
         Credit:  The Federal Deposit Insurance Corporation,
                       Account Number 322270660

         The Termination Payment has been determined by subtracting from the sum of the items described in (i) through (iv) below, the items described in
(v) through (viii) below.

                 (i) As of September 30, 1994, the outstanding principal balance of the Note delivered to Independence One pursuant to the Assistance Agreement is $348,930,193.00. The Termination Amount effectuates a prepayment of this principal amount.

                 (ii) As of September 30, 1994, the interest due on the Note for the third quarter of 1994 is estimated to be $3,900,342.00. The Termination Amount effectuates a payment of this interest.

                 (iii) The amount of interest paid on the Note for the second quarter of 1994 was $49,199.00 less than the actual





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         interest due for such quarter.  The Termination Amount effectuates a payment of this additional interest.

                 (iv) Independence One has projected that it will receive legal bills for services performed during and prior to the third quarter of 1994 for which it is entitled to be reimbursed pursuant to the Assistance Agreement in the amount of $27,478.00. The FDIC Manager is entitled under the Assistance Agreement to receive a payment for a share of the tax benefit attributable to the reimbursement of legal bills which would be $9,617.00. Independence One has agreed to accept a payment of $17,861.00 ($27,478.00 minus $9,617.00) in lieu of its right to reimbursement of the specific bills under the Assistance Agreement and its obligation to pay tax benefits on such items to the FDIC Manager. The Termination Amount effectuates a payment of this additional net amount for such legal bills.

                 (v) The FDIC Manager is entitled under the Assistance Agreement to receive a share of net tax benefits realized by Independence One in each taxable year. Because the tax benefits for taxable years 1993 and 1994 cannot be determined with certainty at this time, Independence One has agreed to pay the amount of $4,500,000.00 as an estimate of such amounts, which estimate is later adjusted to actual as provided in other provisions of this Agreement. The Termination Amount effectuates this prepayment of such net tax benefits.





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                 (vi)      The parties agree that the amount of Indemnification
         Net Tax Benefits paid to the FDIC Manager by Independence One pursuant to the Assistance Agreement for taxable year 1991 was understated by $747,528.00. The Termination Amount effectuates a payment of this additional amount due to the FDIC Manager under the Assistance Agreement.

                 (vii) The parties agree that the amount of Federal and State Net Tax Benefits paid to the FDIC Manager pursuant to the Assistance Agreement for taxable year 1991 was understated by $94,722.00. The Termination Amount effectuates a payment of this additional amount due to the FDIC Manager under the Assistance Agreement.

                 (viii) Independence One and the FDIC Manager had a number of disputes as to the rights and obligations of the parties under the Assistance Agreement and the Note which affected the amount of assistance and interest properly due to Independence One. In addition, if the Assistance Agreement were to continue, the FDIC Manager and Independence One would have certain obligations to pay the other party in the future. Because the parties desired to terminate the Assistance Agreement, and resolve all disputes thereunder, Independence One agreed to pay to the FDIC Manager the amount of $7,000,000.00. The Termination Amount effectuates a payment of this amount.





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         (B)  INTEREST ADJUSTMENT.

                 (i) No later than November 7, 1994, the FDIC Manager shall provide to Independence One a calculation of the amount of interest payable by the FDIC Manager on the Note for the quarter ended September 30, 1994.

                 (ii) No later than November 10, 1994, the FDIC Manager shall pay or cause to be paid to Independence One, by wire transfer in immediately available funds, an amount equal to the excess, if any, of
         --

                          (A) the amount of interest payable by the FDIC
                  Manager on the Note for the quarter ending September 30, 1994, over

                          (B) $3,900,342.00.

         Such interest adjustment shall be transferred to

         Independence One pursuant to the following instructions:

         ABA:  322270660
         Telegraphic Name:  INDPC ONE BK CA MV
         Credit:  The Federal Deposit Insurance Corporation,
                           Account Number 322270660, Section 2.1(b) Interest

                 (iii) No later than November 10, 1994, Independence One and MNC shall pay or cause to be paid to the FDIC Manager, by wire transfer in immediately available funds, an amount equal to the excess, if any, of --

                          (A) $3,900,342.00, over

                          (B) the amount of interest payable by the FDIC
                  Manager on the Note for the quarter ending September
                  30, 1994.





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         Such interest adjustment shall be transferred to the FDIC Manager pursuant to the following instructions:

         ABA:  021030004
         Telegraphic Name:  TREAS NYC/CTR/
         Credit:  BNF=/AC-4976 OBI=FRF, FIN # 1790, C-393 interest

         SECTION 2.2 NOTE CANCELLATION. On September 30, 1994, upon receipt of confirmation of the wire transfer described in Section 2.1(a), Independence One shall deliver to the FDIC Manager the original Note marked "Cancelled:
Paid in Full."

         SECTION 2.3  RESOLVED ITEMS.      Exhibit 2.3 attached hereto contains
the definitive agreement among the parties hereto regarding resolution of the issues set forth therein (collectively, the "Resolved Items"); any and all payments due between them with respect to such issues have been encompassed in the Termination Amount.

         SECTION 2.4  FINAL SRA PROCEDURES.

         (A)     FINAL REPORTS.

                 (i) No later than November 15, 1994, Independence One shall provide the FDIC Manager with a copy of its 1993 state corporate tax return and with the report for 1993 of Deloitte & Touche required by Section 15(e)(1) of the Assistance Agreement.

                 (ii) No later than December 30, 1994, Independence One will file with the Dallas office of the FDIC Manager the quarterly report for the Special Reserve Account established pursuant to Section 3 of the Assistance Agreement (the





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         "SRA") for the quarter ending September 30, 1994 (the "Final Report").

                 (iii) Except as otherwise specifically required by this Agreement, neither Independence One nor MNC shall have any obligation to file with the FDIC Manager any further reports, records, audits, returns or other statements with respect to any matters that are the subject of the Assistance Agreement.

         (B)  1993 TAX SHARING.   With respect to taxable year 1993,
Independence One shall make a debit to the SRA as of September 30, 1994, for the amount due to Independence One under Section 3(a)(16) of the Assistance Agreement and shall make a credit to the SRA as of September 30, 1994, for the amount due to the FDIC Manager under Section 3(b)(5) of the Assistance Agreement.

         (C) 1994 TAX SHARING. In lieu of any debits to the SRA under Section 3(a)(16) of the Assistance Agreement and any credits to the SRA under Section 3(b)(5) of the Assistance Agreement with respect to taxable year 1994, Independence One shall make a credit to the SRA as of September 30, 1994, for an amount equal to the sum of the following:

                 (i) Thirty-five percent (35%) of the debits made to the SRA from and including January 1, 1994, through September 30, 1994, to the extent such debits --





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                          (A) are made pursuant to the provisions of Sections
                 3(a)(2) and (3) of the Assistance Agreement, and

                          (B) are deductible on any consolidated federal income
                 tax return of the affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code")) of corporations of which MNC is the common parent ("the MNC Group");

                 (ii) Fifteen and five-sixteenths percent (15.3125%) of the interest accrued on the Note for the period from and including January 1, 1994, through and including September 30, 1994 (including an appropriate adjustment for the amount provided in Section 2.1(b) above), but only to the extent any such interest is excludible from the federal taxable income of Independence One; and

                (iii) Fifteen and five-sixteenths percent (15.3125%) of the excess of --

                          (A) the costs, expenses and losses that are (I)
                 incurred by Independence One from and including January 1, 1994, through September 30, 1994, (II) debited to the SRA during such period pursuant to the Assistance Agreement (other than pursuant to Sections 3(a)(2) and (3) thereof), and (III) deductible on any consolidated federal income tax return of the MNC Group, over





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                          (B) the amount of undisclosed assets that are (I)
                 identified by Independence One from and including January 1, 1994, through September 30, 1994, and (II) credited to the SRA during such period pursuant to Section 3(b)(1) of the Assistance Agreement, but only to the extent that such amounts are includible in gross income on any consolidated federal income tax return of the MNC Group.

         (D) SRA DEBIT. For purposes of the Final Report, Independence One shall make a debit to the SRA as of September 30, 1994, in an amount equal to $4,556,925.00, representing $4,500,000.00 of estimated tax benefits included in the Termination Amount and $56,925.00 of interest on such amount.

         (E)     FINAL REPORT PAYMENT.

                 (i) If the Final Report reflects a net credit balance in the SRA, on December 30, 1994, Independence One and MNC shall pay or cause to be paid to the FDIC Manager, by wire transfer in immediately available funds, the amount of such credit balance. No later than the close of business on December 27, 1994, the FDIC Manager shall provide Independence One with written wire transfer instructions indicating the account to which any payment required by this Section 2.4(e)(i) shall be transferred.

                 (ii) If the Final Report reflects a net debit balance in the SRA, on January 30, 1995, the FDIC Manager shall pay or cause to be paid to Independence One, by wire transfer in





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         immediately available funds, the amount of such debit balance.  No later than the close of business on January 25, 1995, Independence One shall provide the FDIC Manager with written wire transfer instructions indicating the account to which any payment required by this Section 2.4(e)(ii) shall be transferred.

         SECTION 2.5  SRLY AND REFUND PAYMENTS.

         (A) FEDERAL SRLY PAYMENTS. For each taxable year beginning with 1994, Independence One and MNC shall pay to the FDIC Manager, at the time and in the manner specified in Section 2.5(c), an amount equal to the sum of the following (the "Federal SRLY Payment"):

                 (i)  Fifty percent (50%) of the excess of --

                          (A) an amount equal to the tax that would be imposed
                 under Section 11(b) of the Code, or any successor provision, on the sum of (I) the taxable income of the MNC Group as reported on its original federal income tax return for the year, and (II) the amount of any net operating loss carryovers as of January 1, 1989, of Independence One or any of its subsidiaries (a "SRLY NOL") that is deducted on that year's federal income tax return, over

                          (B) an amount equal to the tax that would be imposed
                 under Section 11(b) of the Code, or any successor provision, on the taxable income of the MNC





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                Group as reported on its original federal income tax return for the year; and

                 (ii) Fifty percent (50%) of the amount of any tax credit carryovers as of January 1, 1989, of Independence One or any of its subsidiaries ("SRLY Tax Credits") that are claimed on that year's federal income tax return.

         (B) STATE SRLY PAYMENTS. For each taxable year beginning with 1994, Independence One and MNC shall pay to the FDIC Manager, at the time and in the manner specified in Section 2.5(c), an amount equal to the sum of the following (the "State SRLY Payment"):

                 (i)      Fifty percent (50%) of the excess of --

                          (A) an amount equal to the tax that would be imposed
                 under the section of the relevant state law that sets forth the rate or rates of tax (the "State Tax Rate Provision") on the sum of (I) the taxable income of Independence One and its subsidiaries as reported on each original state tax return for the year, and (II) the amount of any SRLY NOLs that is deducted on that year's state tax return, over

                          (B) an amount equal to the tax that would be imposed
                 under the State Tax Rate Provision on the taxable income of Independence One and its subsidiaries as reported on each original state tax return for the year; and





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                 (ii)      Fifty percent (50%) of the amount of any SRLY Tax
          Credits that are claimed on that year's state tax return.

         (C) PAYMENT OF FEDERAL SRLY PAYMENT AND STATE SRLY PAYMENT. Any amount owed to the FDIC Manager for any taxable year (the "Subject Year") pursuant to Section 2.5(a) or (b) shall be paid as follows:

                 (i) No later than thirty (30) days following the filing of a federal income tax return claiming a SRLY NOL deduction or SRLY Tax Credit described in Section 2.5(a), Independence One and MNC shall pay to the FDIC Manager an amount equal to the excess of --

                         (A) the Federal SRLY Payment for the Subject Year, over

                         (B) fifty percent (50%) of the federal AMT liability
                  paid for the Subject Year;

                 (ii) No later than thirty (30) days following the filing of any subsequent year's federal income tax return claiming a credit for the federal AMT paid in the Subject Year, Independence One and MNC shall pay to the FDIC Manager an amount equal to fifty percent (50%) of the amount claimed as a credit for the federal AMT paid in the Subject Year.

                 (iii) No later than thirty (30) days following the filing of a state tax return claiming a SRLY NOL deduction or SRLY Tax Credit described in Section 2.5(b), Independence One and MNC shall pay to the FDIC Manager an amount equal to the excess of --





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                          (A) the State SRLY Payment for the Subject Year, over

                          (B) fifty percent (50%) of the state AMT liability,
                 if any, paid for the Subject Year; and

                 (iv) No later than thirty (30) days following the filing of any subsequent year's state tax return claiming a credit for the state AMT paid in a Subject Year, Independence One and MNC shall pay to the FDIC Manager an amount equal to fifty percent (50%) of the amount claimed as a credit for the state AMT paid in the Subject Year.

         (D) ORDERING RULE AND MAXIMUM PAYMENT. For purposes of Section 2.5(c), federal and state AMT credits shall be treated as being utilized on a first-in first-out basis. For example, no AMT liability arising in 1994 shall be allowed as a credit unless and until all AMT liability paid in 1993 and prior years have been utilized as credits. In addition, in no event shall the aggregate amounts payable by Independence One and MNC to the FDIC Manager under subsection (c) for any Subject Year exceed the aggregate Federal SRLY Payments and aggregate State SRLY payments due for such year.

         (E) SRLY REPORTS. No later than thirty (30) days following the filing of any federal income tax return and state tax return, MNC and Independence One shall provide to the FDIC Manager a Section 2.8 Report setting forth a calculation of amounts that are due to the FDIC Manager pursuant to
Section 2.5(c), together with an explanation of such calculation, and shall accompany each





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such Report with a copy of the tax returns that will permit the FDIC Manager independently to verify the contents of such Report.

         (F)  REFUNDS FROM CARRYBACK OF 1989-1991 NOLS.  No later than thirty
(30) days following the actual or constructive receipt by MNC of any federal income tax refunds attributable to the carryback of net operating losses of the MNC Group arising in 1989, 1990 or 1991 to taxable years of the MNC Group ending prior to January 1, 1989 (a "Section 2.5(f) Refund"), Independence One shall pay or cause to be paid to the FDIC Manager an amount equal to twenty-five percent (25%) of such Section 2.5(f) Refund, together with an amount equal to fifteen and three-fourths percent (15.75%) of an allocable portion of the interest, if any, actually or constructively received by Independence One on such Section 2.5(f) Refund. At the time any payment is made to the FDIC Manager pursuant to Section 2.5(f), Independence One shall provide the FDIC Manager with a Section 2.8 Report explaining the refund, and the calculation of the payment related thereto.

         SECTION 2.6  TAX INDEMNIFICATIONS.

         (A)     GENERAL PROVISIONS REGARDING ADJUSTMENTS GIVING RISE TO
PAYMENTS.    This Section 2.6 provides for certain tax indemnification payments to be paid to Independence One by the FDIC Manager and certain payments of additional tax benefits to be paid to the FDIC Manager by Independence One and MNC. In connection with such payments, the following provisions shall apply.

                 (i)      If the Internal Revenue Service (the "IRS"), or a





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         state taxing authority proposes in writing an adjustment to a tax return which would, if sustained, require the FDIC Manager to make a payment to Independence One under any of the provisions of this
         Section 2.6, Independence One and MNC shall notify the FDIC Manager in writing of such proposed adjustment no later than thirty (30) days after receipt of such written proposal. No later than ninety (90) days following receipt of such notice, the FDIC Manager shall provide in writing to MNC and Independence One a statement that it acknowledges and accepts its indemnification obligations under this
         Section 2.6 with respect to the proposed adjustment as set forth in the notice thereof from MNC and Independence One. In the event the FDIC Manager fails to provide the written statement referred to in the preceding sentence by the date required therefor, the FDIC Manager shall be deemed to have waived its rights under this Section 2.6(a) (but not Section 2.6(a)(v) or 2.6(h)) with respect to the proposed adjustment, but shall remain fully liable for its obligations under all other provisions of this Section 2.6 and this Agreement.

                 (ii) Provided the FDIC Manager shall have timely provided to MNC and Independence One the written statement required by the second sentence of Section 2.6(a)(i), MNC and Independence One shall notify the FDIC Manager in writing of any decision not to contest the proposed adjustment. No later than twenty-one (21) days after receipt of the notice described in the preceding sentence, the FDIC Manager may, in writing, direct MNC and Independence One to contest the proposed adjustment. Any such written direction from the FDIC Manager shall state that, in addition to any other indemnification obligations the FDIC Manager may have under this Agreement, the FDIC Manager agrees to indemnify and hold harmless MNC and Independence One from any and all reasonable legal, accounting and related third-party fees, cost and expenses incurred by MNC or Independence One in connection with thereafter contesting such proposed adjustment.

                 (iii) Following receipt of written directions to contest a proposed adjustment pursuant to Section 2.6(a)(ii), Independence One and MNC shall contest the proposed adjustment, shall keep the FDIC Manager reasonably informed as to the progress thereof, and shall consult with the FDIC Manager within a reasonable period before any significant action with respect thereto is taken or omitted.

                (iv) No such contest shall be settled without the prior written consent of the FDIC Manager; provided, however, that Independence One may at any time decline to take any further action with respect to a proposed adjustment or not comply with the provisions of Section 2.6(a)(iii) by notifying the FDIC Manager in writing that it declines to take such action, and waiving its right to any indemnity payment from the FDIC Manager that would otherwise be payable by the FDIC Manager pursuant to this Section 2.6 in respect of such adjustment. An election by Independence One not to contest any given proposed adjustment shall not affect the rights and obligations of Independence One, MNC and the FDIC Manager in respect of any other proposed adjustment unless such election not to contest adversely affects the ability to contest any other item for which Independence One is indemnified pursuant to this Section 2.6.

                 (v) The FDIC Manager shall not be required to make any payment required by this Section 2.6 as a result of such a proposed adjustment before the date that is thirty (30) days after Independence One, MNC and the FDIC Manager mutually agree to terminate the contest, or the proposed adjustment has been resolved in a manner requiring a payment and no further appeals are permitted.

                 (vi) If the IRS, or a state taxing authority proposes in writing an adjustment to a tax return which would, if sustained, require Independence One and MNC to make a payment of at least $100,000.00 to the FDIC Manager under any of the provisions of this
         Section 2.6, Independence One and MNC shall notify the FDIC Manager in writing of such proposed adjustment within thirty (30) days after receipt in writing thereof. Any such adjustment shall be accepted by Independence One and any further proposal to eliminate such adjustment shall be treated as a proposed adjustment described in
         Section 2.6(a)(i).

         (B)  SECTION 2.4(C) ADJUSTMENTS.  If either --

                 (i) an action of the IRS or the U.S. Congress either permanently disallows a deduction or credit for any items described in
         Section 2.4(c)(i) or (iii), or requires the permanent inclusion in gross income of any portion of the interest described in Section 2.4(c)(ii), or

                 (ii) an action of the FDIC Manager or the FDIC's OIG causes a permanent increase or decrease in any of the items described in
         Section 2.4(c),

(a "Section 2.4(c) Adjustment"), then payments shall be made between Independence One, MNC and the FDIC as follows:

                 (iii) Independence One and MNC shall make a payment to the FDIC Manager for an amount equal to the additional credit, if any, Independence One would have made to the SRA pursuant to Section 2.4(c) had such Section 2.4(c) Adjustment been made on September 30, 1994, together with an amount equal to thirty-one and one-half percent (31.5%) of an allocable portion of the interest, if any, actually or constructively received by Independence One from the IRS as a result of such Section 2.4(c) Adjustment; and

                 (iv) the FDIC Manager shall make a payment to Independence One in an amount equal to the excess, if any, of the credit Independence One made to the SRA pursuant to Section 2.4(c) over the credit Independence One would have made had such Section 2.4(c) Adjustment been made on September 30, 1994, together with an amount equal to thirty-one and one-half percent (31.5%) of an allocable portion of the interest, if any, actually or constructively paid by Independence One to the IRS as a result of such
         Section 2.4(c) Adjustment.

Any payment from Independence One to the FDIC Manager pursuant to Section 2.6(b)(iii) shall be made no later than thirty (30) days following the date on which MNC actually or constructively receives any tax refunds attributable to the Section 2.4(c) Adjustment. At the time any payment is made to the FDIC Manager pursuant to Section 2.6(b)(iii), Independence One shall provide the FDIC Manager with a Section 2.8 Report explaining the Section 2.4(c) Adjustment and the calculation of the payment related thereto. Any payment from the FDIC Manager to Independence One pursuant to Section 2.6(b)(iv) shall be made no later than thirty (30) days following the date on which MNC delivers to the FDIC Manager a Section 2.8 Report explaining the Section 2.4(c) Adjustment and the calculation of the payment related thereto.

         (C) SECTION 2.5 ADJUSTMENTS. If either an action of the IRS, a state taxing authority or the U.S. Congress causes an increase or decrease in the amount of a Federal SRLY Payment, a State SRLY Payment or a Section 2.5(f) Refund (a "Section 2.5 Adjustment"), then payments shall be made between Independence One, MNC and the FDIC as follows:

                 (i) If the Section 2.5 Adjustment causes an increase in the amount of a Federal SRLY Payment, a State SRLY Payment or a Section 2.5(f) Refund, Independence One shall make a payment to the FDIC Manager in an amount equal to the increase in payments Independence One previously would have made to the FDIC Manager pursuant to Section 2.5(c) or (f) and this Section 2.6(c) with respect to the affected Federal SRLY Payment, State SRLY Payment or Section 2.5(f) Refund had such Section 2.5 Adjustment been made in the year in which the Federal SRLY Payment or State SRLY Payment arose, or the year in which the
         Section 2.5(f) Refund was constructively received, together with an amount equal to thirty-one and one-half percent (31.5%) of an allocable portion of the interest, if any, actually or constructively received by Independence One from the IRS or state taxing authority as a result of the Section 2.5 Adjustment; thereafter, any future payments required pursuant to Section 2.5(c) with respect to an affected Federal SRLY Payment or State SRLY Payment shall be made based on the adjusted amount of such Payment; and

                 (ii) If the Section 2.5 Adjustment causes a decrease in the amount of a Federal SRLY Payment, a State SRLY Payment or a Section 2.5(f) Refund, the FDIC Manager shall make a payment to Independence One in an amount equal to the excess of the payments Independence One previously made to the FDIC Manager pursuant to Section 2.5(c) or (f) and this

         Section 2.6(c) with respect to the affected Federal SRLY Payment, State SRLY Payment or Section 2.5(f) Refund, over the payments Independence One would have made had such Section 2.5 Adjustment been made in the year in which the Federal SRLY Payment, State SRLY Payment or Section 2.5(e) Refund arose, together with an amount equal to thirty-one and one-half percent (31.5%) of an allocable portion of the interest, if any, actually or constructively paid by Independence One to the IRS or state taxing authority as a result of the Section 2.5 Adjustment; thereafter, any future payments required pursuant to
         Section 2.5(c) with respect to the affected Federal SRLY Payment or State SRLY Payment shall be made based on the adjusted amount of such payment.

Any payment from Independence One and MNC to the FDIC Manager pursuant to
Section 2.6(c)(i) shall be made no later than thirty (30) days following the date on which MNC actually or constructively receives any tax refunds attributable to the Section 2.5 Adjustment. At the time any payment is made to the FDIC Manager pursuant to Section 2.6(c)(i), Independence One shall provide the FDIC Manager with a Section 2.8 Report explaining the Section 2.5 Adjustment and the calculation of the payment related thereto. Any payment from the FDIC Manager to Independence One pursuant to Section 2.6(c)(ii) shall be made no later than thirty (30) days following the date on which MNC delivers to the FDIC Manager a Section 2.8 Report explaining the

Section 2.5 Adjustment and the calculation of the payment related thereto.

         (D) ADJUSTMENTS TO 1989-1993 INDEMNIFICATION NET TAX BENEFITS. If either an action of either the IRS or the U.S. Congress permanently disallows a deduction for any item described in Section 3(a)(2) or (3) of the Assistance Agreement ("ITB Items") or an action of the FDIC Manager or FDIC OIG causes a permanent decrease in the amount of any ITB Item (either being an "ITB Item Adjustment"), then a payment shall be made from the FDIC Manager to Independence One in the amount of $351.61 for each $1,000.00 of permanently disallowed deductions for, or permanent decrease in the amount of, ITB Items, provided, however, that the maximum amount payable by the FDIC Manager pursuant to this Section 2.6(d) shall be $4,094,029.00, together with an amount equal to thirty-one and one-half percent (31.5%) of an allocable portion of the interest, if any, actually or constructively paid by Independence One to the IRS as a result of such ITB Item Adjustment. Any payment from the FDIC Manager to Independence One pursuant to this Section 2.6(d) shall be made no later than thirty (30) days following the date on which MNC delivers to the FDIC Manager a
Section 2.8 Report explaining the ITB Item Adjustment and the calculation of the payment related thereto.

         (E)  1989-1993 SUBSIDIARY TAX BENEFITS.  If either --

                 (i) an action of the IRS or the U.S. Congress either disallows a deduction in any of the taxable years 1989 through 1993 for any "Subsidiary Tax Benefit Items" (as defined below) or decreases or increases the amount of Subsidiary Tax Benefit Items allowed to be claimed as a deduction by the MNC Group in any of such years, or

                 (ii) an action of the FDIC Manager or the FDIC OIG causes an increase or decrease in any Subsidiary Tax Benefit Items,

(an "STB Item Adjustment"), then payments shall be made between Independence One, MNC and the FDIC Manager as follows:

                 (iii) the FDIC Manager shall pay to Independence One $42.55 for each $1,000.00 of deduction disallowances for, or decreases in the amount of, Subsidiary Tax Benefit Items, and

                 (iv) Independence One shall pay to the FDIC Manager $42.55 for each $1,000.00 of increases in the amount of Subsidiary Tax Benefit Items,

in either case together with an amount equal to thirty-one and one-half percent (31.5%) of an allocable portion of the interest, if any, actually or constructively paid (in the case of a disallowed deduction or decrease in the amount of Subsidiary Tax Benefit Items) or received (in the case of an increase in the amount of Subsidiary Tax Benefit Items) by Independence One to or from the IRS as a result of such STB Item Adjustment.

         The maximum amount of any payment (exclusive of interest) from the FDIC Manager to Independence One pursuant to this Section 2.6(e) shall not exceed the sum of $8,027,208.00 and any amount paid by Independence One to the FDIC Manager pursuant to this Section 2.6(e).

                 (v) For purposes of this Agreement, "Subsidiary Tax Benefit Items" means:

                          (A) Any net operating loss carryovers as of January 1, 1989, of any subsidiary of Independence One which is claimed as a deduction in arriving at the federal income tax liability for the MNC Group for 1989, 1990, 1991, 1992 or 1993; and

                          (B) Any deduction for a write-off of the following assets of subsidiaries of Independence One: (I) principal and accrued interest on the so-called "VMS Loans," (II) the asset known as the "59th Street Joint Venture," and (III) the asset known as the "Stamford Partnership."

                 (vi) Any payment from the FDIC Manager to Independence One pursuant to Section 2.6(e)(iii) shall be made no later than thirty
         (30) days following the date on which MNC delivers to the FDIC Manager a Section 2.8 Report explaining the STB Item Adjustment and the calculation of the payment related thereto. Any payment from Independence One to the FDIC Manager pursuant to Section 2.6(e)(iv) shall be made no later than thirty (30) days following the date on which MNC actually or constructively receives any tax refunds attributable to the STB Item Adjustment. At the time any payment is made to the FDIC Manager pursuant to

         Section 2.6(e)(iv), Independence One shall provide the FDIC Manager with a Section 2.8 Report explaining the STB Item Adjustment and the calculation of the payment related thereto.

         (F)  ADJUSTMENTS TO 1989-1993 OTHER TAX BENEFITS ITEMS.

                 (i) OTHER TAX BENEFIT ITEMS. The FDIC Manager, MNC and Independence One agree that the following items in the following amounts were properly accounted for under the terms of the Assistance Agreement as Tax Benefit Items or Tax Detriment Items (as those terms are defined in the Assistance Agreement) for taxable years 1989 through 1993, inclusive (the total amount of Tax Benefit Items and Tax Detriment Items are referred to herein as "Other Tax Benefit Items"):

                 Item                             Amount
                 ----                             ------
         Interest on Note                    $282,479,221.00
         Covered Asset Losses                 102,758,503.00
         Guaranteed Yield                      68,194,502.00
         Deposit and World Loan Subsidy        58,137,324.00
         Mark to Market Items                  13,636,701.00
         OID, Section 481 Adjustment,
          and Vacation Accrual                  7,703,080.00
         Other Assistance                      12,111,241.00
         FSLIC Share of REO Gains              (5,037,733.00)
         FHLB Stock                            (8,064,200.00)
         Section 3(b)(1) Credits              (11,727,704.00)
                                             ---------------
         Total                               $520,190,935.00
                                             ===============

                 (ii)  FDIC MANAGER PAYMENTS.   If either --

                 (A) an action of the IRS or the U.S. Congress permanently decreases the amount of Other Tax Benefit Items,

                 (B) an action of the IRS or the U.S. Congress forever precludes, for reasons other than adjustments to taxable income, MNC and Independence One from claiming, for federal income tax purposes, as a credit the amount of the MNC Group's alternative minimum tax credit carryforward as of January 1, 1994, which amount the parties hereto agree is $54,187,411.00 (the "AMT Credit"), or

                 (C) an action of the FDIC Manager or the FDIC OIG causes a permanent decrease in the amount of Other Tax Benefit Items,

(an OTB Item Adjustment"), then payments shall be made to Independence One from the FDIC Manager as set forth in Section 2.6(f)(iii). For purposes of determining the amount of any payment to be made pursuant to Section 2.6(f)(iii) as a result of MNC and Independence One being forever precluded from claiming any portion or all of the AMT Credit as a credit for federal income tax purposes, the amount of Other Tax Benefit Items shall be deemed to be permanently decreased by $2.857143 for each $1.00 of such AMT Credit.

                     (iii) If there is an OTB Item Adjustment, the FDIC Manager shall pay to Independence One --

                          (A) $175.00 for each $1,000.00 of decreases in the amount of Other Tax Benefit Items, for the first
                 $171,929,851.00 of such decreases;

                          (B) $57.225 for each additional $1,000.00 of decreases in the amount of Other Tax Benefit Items, for the next $14,795,029.00 of such decreases, plus interest on such amount at the rate of fifteen percent (15%) compounded annually from September 30, 1994, until the date of payment, but in no event may the amount determined in this
                 Section 2.6(f)(iii)(B) exceed $2,589,130.00;

                          (C)  $65.80 for each additional $1,000.00 of
                 decreases in the amount of Other Tax Benefit Items, for the next $38,164,897.00 of such decreases, plus interest on such amount at the rate of fifteen percent (15%) compounded annually from September 30, 1994, until the date of payment, but in no event may the amount determined in this Section 2.6(f)(iii)(C) exceed $6,678,857.00;

                          (D)  $75.60 for each additional $1,000.00 of
                 decreases in the amount of Other Tax Benefit Items, for the next $38,164,897.00 of such decreases, plus interest on such amount at the rate of fifteen percent (15%) compounded annually from September 30, 1994, until the date of payment, but in no event may the amount determined in this Section 2.6(f)(iii)(D) exceed $6,678,857.00;

                          (E) $86.975 for each additional $1,000.00 of decreases of Other Tax Benefit Items, for the next $40,307,754.00 of such decreases, plus interest on such amount at the rate of fifteen percent (15%) compounded annually from September 30, 1994, until the date of payment, but in no event may the amount determined in this Section 2.6(f)(iii)(E) exceed $7,053,857.00;

                          (F) $100.10 for each additional $1,000.00 of decreases in the amount of Other Tax Benefit Items, for the next $23,388,600.00 of such decreases, plus interest on such amount at the rate of fifteen percent (15%) compounded annually from September 30, 1994, until the date of payment, but in no event may the amount determined in this Section 2.6(f)(iii)(F) exceed $4,093,005.00; and

                          (G) $72.912 for each $1,000.00 of decreases in the amount of Other Tax Benefit Items, for the remaining $193,439,907.00 of such Other Tax Benefit Items.

                          (H) Any payment from the FDIC Manager required pursuant to this Section 2.6(f)(iii) shall be made together with an amount equal to thirty-one and one-half percent (31.5%) of an allocable portion of the interest, if any, actually or constructively paid by Independence One to the IRS as a result of the OTB Item Adjustment giving rise to the FDIC Manager's obligation to make such payment. The interest payment described in this Section 2.6(f)(iii)(H) shall not be subject to any maximum payment restrictions or caps set forth in Sections 2.6(f)(iii)(A) - (G).

                 (iv) TIMING OF FDIC MANAGER PAYMENTS. Any payment from the FDIC Manager to Independence One pursuant to Section 2.6(f)(iii) shall be made no later than thirty (30) days following the date on which MNC delivers to the FDIC Manager a Section 2.8 Report explaining the OTB Item Adjustment and the calculation of the payment related thereto, and, except for any payment pursuant to Section 2.6(f)(iii)(G) (with respect to which there are no conditions), a statement that the conditions to such payment set forth in Section 2.6(f)(v) have been satisfied.

                 (v)      CONDITIONS TO FDIC PAYMENTS.

                          (A)  Payments required pursuant to Section
                 2.6(f)(iii)(A), together with interest under Section 2.6(f)(iii)(H), shall be made as (I) the cumulative post-1993 federal taxable income of the MNC Group exceeds (II) the excess of (1) $171,929,851.00, over (2) the amount of permanent decreases in Other Tax Benefit Items (but not in excess of $171,929,851.00).

                          (B) For each $2,333.00 of cumulative post-1993 federal taxable income of the MNC Group in excess of $171,929,851.00, the FDIC Manager shall pay to Independence One the payment required pursuant to Sections 2.6(f)(iii)(B),
                 (C), (D), (E) and (F) for each $1,000.00 of permanent decreases in the amount of Other Tax Benefit Items in excess of $171,929,851.00.

                 (vi)  INDEPENDENCE ONE PAYMENT.  If either --

                          (A) an action of the IRS or the U.S. Congress permanently increases the amount of Other Tax Benefit Items, or

                          (B) an action of the FDIC Manager or the FDIC OIG permanently increases the amount of Other Tax Benefit Items,

         then Independence One and MNC shall pay to the FDIC Manager an amount equal to seventeen and one-half percent (17.5%) of the increase, together with an amount equal to thirty-one and one-half percent (31.5%) of an allocable portion of the interest, if any, actually or constructively received by Independence One from the IRS as a result of such increase. Any payment from Independence One to the FDIC Manager pursuant to this Section 2.6(f)(vi) shall be made no later than thirty (30) days following the date on which MNC actually or constructively receives any tax refunds attributable to the increase. At the time any payment is made to the FDIC Manager pursuant to this Section 2.6(f)(vi), Independence One shall provide the FDIC Manager with a Section 2.8 Report explaining the increase and the calculation of the payment related thereto.

         (G) PENALTIES. For purposes of this Section 2.6, if Independence One actually or constructively pays a penalty (other than a penalty imposed for negligence or willful misconduct) to the IRS or a state tax authority, the FDIC Manager shall pay Independence One an allocable portion of such penalty.

         (H) FEES AND COSTS. Except to the extent that a greater payment is required pursuant to Section 2.6(a)(ii), the FDIC Manager agrees to pay MNC thirty-one and one-half percent (31.5%) of the amount of any reasonable legal, accounting and related fees and costs incurred in connection with any administrative submission, protest or subsequent proceedings or litigation concerning a challenge by the IRS or a state taxing authority to any items, which if the IRS or state taxing authority prevails, would give rise to a payment from the FDIC Manager to Independence One pursuant to this Section 2.6, provided that the FDIC Manager shall be given written notice within thirty (30) days of the receipt of a written notice from the IRS or state taxing authority which proposes adjustments that could give rise to a payment from the FDIC Manager to Independence One pursuant to this Section 2.6, and provided further, that the FDIC Manager shall have reasonable participation rights with respect to any such submission, protest, subsequent proceedings or litigation; provided, however, that the content of all such submissions and protests and the conduct of all such proceedings and litigation shall remain in the ultimate control of Independence One and MNC.

         (I) SECTIONS 2.6(G) AND (H) PAYMENTS. The FDIC Manager shall make any payments required under Section 2.6(g) or (h) within thirty (30) days of Independence One's or MNC's providing the FDIC Manager with a Section 2.8 Report explaining the payment and the calculation of the amount thereof.

         (J) DEFINITION OF "PERMANENT". For purposes of this Section 2.6, the term "permanent" or "permanently" shall mean:

                 (i) any act that prohibits MNC or Independence One from ever claiming a loss or expense deduction in any taxable year beginning after December 31, 1988;

                 (ii) any act that requires MNC or Independence One to include in taxable income for any taxable year beginning after December 31, 1988, any assistance paid pursuant to the Assistance Agreement or this Agreement or any interest paid pursuant to the Note, but only if MNC or Independence One is not allowed a tax deduction in a future taxable year for the amount of assistance previously included in taxable income; or

                 (iii) any act by the FDIC Manager or the FDIC OIG which results in Independence One or MNC returning to the FDIC Manager any prior assistance paid under the Assistance Agreement or this Agreement or receiving from the FDIC Manager any additional assistance under the Assistance Agreement or this Agreement.

         (K)  ADJUSTMENTS PURSUANT TO TREASURY REGULATIONS SECTION
1.597-8. If it is determined as a result of an IRS action that any portion of the Termination Amount is not a payment that represents a prepayment of (or a payment in lieu of) a fixed or contingent right to federal financial assistance within the scope of Treasury Regulations section 1.597-8, then the FDIC Manager shall make a payment to Independence One in an amount necessary to put Independence One in the position that it would have been in had such determination not been made. Any payment from the FDIC Manager to Independence One pursuant to this paragraph shall be made no later than thirty (30) days following the date on which MNC delivers to the FDIC Manager a Section 2.8 Report explaining the effect of the determination and a calculation of the payment required as a result thereof.

         SECTION 2.7 RESERVE FOR BAD DEBTS. No later than January 30, 1995, Independence One shall file with the IRS a request for permission to change its method of tax accounting for bad debts from the reserve method to the specific charge-off method beginning in calendar year 1995. At the time of such filing, Independence One shall provide a copy of the request to the FDIC Manager. If such request is granted, Independence One shall not file a request for permission, or otherwise seek, to return to the reserve method until the year after the year in which the net amount of any adjustments required by Section 481 of the Code resulting from the change to the specific charge-off method has been fully taken into account. Independence One shall provide to the FDIC Manager a copy of any IRS approval or denial of such request within thirty (30) days after the receipt of such approval or denial. If such request is denied, Independence One shall cause its reserve for bad debts to be reduced to zero over the same period and at least the same rate that it would have been required to recapture its bad debt reserve as of January 1,

1995, had the request been approved. If such request is denied and Independence One does not comply with the immediately preceding sentence, then Independence One and MNC shall pay to the FDIC Manager the amount of $300,000.00, together with interest at the Late Payment Rate (as defined in Section 11.14) from October 1, 1994, until the date of payment.

         SECTION 2.8 SECTION 2.8 REPORTS. Any Section 2.8 Report required to be submitted by Independence One and MNC to the FDIC Manager pursuant to
Section 2.5(e) or 2.6 shall be (A) signed by the senior corporate officer responsible for the preparation and filing of corporate tax returns, (B) certified by such officer that all calculations have been determined pursuant to and in conformance with this Agreement, and (C) accompanied by such documents and materials as are necessary for the FDIC Manager to verify the calculations. If the FDIC Manager reasonably believes that it needs additional documents or materials that are in the possession of Independence One and MNC, Independence One and MNC shall provide such additional documents and materials upon the request of the FDIC Manager.

                                   ARTICLE 3
                            TRANSFER OF LITIGATION

         SECTION 3.1 TRANSFER. Effective at the close of business on September 30, 1994, the FDIC Manager shall assume full responsibility for managing and conducting all proceedings relating to the litigation cases listed on Exhibit 3.1 hereto (the "Transferred Cases"). As promptly as practicable after

September 30, 1994, Independence One shall advise its outside counsel in writing of the FDIC's assumption of responsibility for managing the Transferred Cases, and shall direct such counsel to prepare those documents reasonably necessary to designate new counsel of record for the Transferred Cases. The FDIC Manager, MNC, and Independence One shall cooperate in taking all steps reasonably necessary to transfer full responsibility for the Transferred Cases to the FDIC Manager.

         SECTION 3.2 PAYING AGENT SERVICES. For a period of up to ninety (90) days after September 30, 1994, Independence One shall serve as the paying agent on behalf of the FDIC Manager for all legal fees and expenses incurred with respect to work performed in connection with the Transferred Cases on or after September 30, 1994, and shall pay all such fees and expenses in a timely manner. The FDIC Manager shall reimburse Independence One for such payments within thirty (30) days after receipt by the FDIC Manager of a written notice from Independence One stating that such payments have been made and requesting reimbursement therefor. Any and all such payments made by Independence One on behalf of the FDIC Manager shall not be considered to be assistance to Independence One under the Assistance Agreement, this Agreement, or both such Agreements.

         SECTION 3.3 COSTS AND INDEMNIFICATIONS. Effective at the close of business on September 30, 1994, the FDIC Manager shall assume all responsibility for paying all legal fees and expenses incurred in connection with the Transferred Cases, and shall indemnify and hold harmless the Independence One Indemnitees (as defined in Section 10.1) from all claims for such legal fees and expenses from and after September 30, 1994, pursuant to Article 10 of this Agreement.

                                  ARTICLE 4
              DIVISION OF RESOLUTIONS ("DOR") POST-CLOSING AUDIT

         SECTION 4.1 GENERALLY. Following the execution of this Agreement, the FDIC Manager or its designee may audit the following matters:

         (A) the assistance paid to Independence One under the Assistance Agreement (other than any matters relating to taxes) for the period commencing July 1, 1994, and ending September 30, 1994;

         (B) the debits to the SRA pursuant to Section 3(a)(16) of the Assistance Agreement and the credits to the SRA pursuant to Section 3(b)(5) of the Assistance Agreement, in each case only to the extent any such debits or credits relate to taxable years 1991, 1992, and 1993;

         (C)  the calculations pursuant to Section 2.4(c); and

         (D) the payments and calculations pursuant to Sections 2.5, 2.6, 10.1, and 11.14.

         The audit of the matters described in Section 4.1(a), (b) and (c) (the "DOR Post-Closing Audit") shall be completed by no later than September 30, 1995. The audit of the matters described in Section 4.1(d) shall be completed by no later than one (1) year following the date on which Independence One or MNC delivers the notice described in Section 2.5 covering the matters being audited or the payments under Section 2.6, 10.1 or 11.14 to be audited have been made (as the case may be). Except as described in this Article 4, the FDIC Manager shall have no rights to audit or propose adjustments to any matters relating to the SRA or the assistance paid under the Assistance Agreement.

         SECTION 4.2 PAYMENT. No later than forty (40) days after the date of completion of the DOR Post-Closing Audit:

         (A) The FDIC Manager shall pay to Independence One the amount, if any, by which (i) any net adjustment in Independence One's favor determined pursuant to this Article 4 (excluding any DOR Audit Disputed Items (as defined in Section 4.3)), exceeds (ii) any net adjustment in the FDIC Manager's favor determined pursuant to this Article 4 (excluding any DOR Audit Disputed Item), together with interest on such excess at the rate equal to the Interest Rate (as defined below) from and including October 1, 1994, to but excluding the date of such payment (the term "Interest Rate" shall mean, for a particular month or other period, the arithmetic average of the weekly auction rates adjusted to a bond equivalent yield basis for three (3)-month bills issued and settled by the United States Department of Treasury during such month or other period (or, if there is no auction or only one auction for any period, the last auction rate) as reported by The Wall Street Journal, or, if not so reported, then by such other recognized national publication as mutually agreed upon by the parties hereto); or

         (B) Independence One shall pay to the FDIC Manager the amount, if any, by which (i) any net adjustment in the FDIC Manager's favor determined pursuant to this Article 4 (excluding any DOR Audit Disputed Item), exceeds
(ii) any net adjustment in Independence One's favor determined pursuant to this
Article 4 (excluding any DOR Audit Disputed Item), together with interest on such excess at the Interest Rate from and including October 1, 1994, to but excluding the date of such payment.

         SECTION 4.3 DOR POST-CLOSING AUDIT PROCEDURES. The parties hereto agree that the DOR Post-Closing Audit, and any adjustments as a result thereof, shall be conducted and determined in accordance with the following procedures:

         (A) Until completion of the DOR Post-Closing Audit, Independence One and MNC shall cause to be made available to the FDIC Manager or its designees, at such reasonable times as the FDIC Manager may reasonably request, all books, papers, records and information of any kind in the possession of Independence One or MNC relating to any and all matters within the scope of the DOR Post-Closing Audit; provided, however, that neither Independence One nor MNC shall be required to make available to the FDIC Manager or its designee any information or documentation that is subject to the attorney-client, work-product or any similar privilege, unless the cost of which was reimbursed to Independence One or MNC under the Assistance Agreement or this Agreement. Such materials shall be made available to the FDIC

Manager or its designee at MNC's headquarters or such other location reasonably agreed to by Independence One or MNC.

         (B) Within thirty (30) days after Independence One and MNC have received a copy of the final audit report resulting from the DOR Post-Closing Audit (the "Final Audit Report") from the FDIC Manager, Independence One or MNC shall provide the FDIC Manager with a written list of all items in the Final Audit Report with which Independence One or MNC agrees (all other items in the Final Audit Report are referred to herein as the "DOR Audit Disputed Items"). Any DOR Audit Disputed Items shall be resolved in accordance with the procedures specified in Article 5 hereof.

         SECTION 4.4 OTHER ADJUSTMENTS. Within thirty (30) days after completion of any audit pursuant to Section 4.1(d) hereof, the FDIC Manager shall deliver to Independence One and MNC a report setting forth any proposed adjustments arising from such audit and the basis therefor (an "Adjustment Report"). Within thirty (30) days after Independence One and MNC have received a copy of such Adjustment Report, Independence One or MNC shall provide the FDIC Manager with a written list of all items in such Adjustment Report with which Independence One or MNC agrees; all other proposed adjustments in such Adjustment Report shall be deemed to be disputed and shall be resolved in accordance with the procedures set forth in Article 5 hereof.

                                   ARTICLE 5
                               DISPUTE RESOLUTION

         SECTION 5.1 DISPUTES. Any disputes arising under this Agreement or the Assistance Agreement shall be resolved through the procedures specified under this Article 5. The resolution of any disputes under this Article 5 (whether through the negotiation, mediation or arbitration procedures specified herein) shall be final and binding upon the FDIC Manager, Independence One and MNC, and specifically enforceable under applicable law. Independence One and MNC shall be deemed one party in proceedings under this Article 5. The procedures set forth in this Article 5 shall be initiated by the conduct of a face-to-face meeting: (a) within forty-five (45) days after the receipt by Independence One and MNC of the Final Audit Report if there are any DOR Audit Disputed Items, (b) within forty-five (45) days after the receipt by Independence One and MNC of an Adjustment Report if any proposed adjustments set forth therein are disputed, or (c) within fifteen (15) days after the delivery of a written notice by a party hereto to the other party hereto stating that the claiming party has a claim against the other party, describing in reasonable detail the nature and amount of such claim and the basis therefor.

         SECTION 5.2 NEGOTIATION. Prior to the submission of any dispute through the mediation or arbitration procedures specified in Section 5.3 or 5.4 hereof, the parties to the dispute shall make every effort in good faith to resolve such dispute by mutual agreement within thirty (30) days following the initiation of the procedures set forth in this Article 5 (the date on which such thirty (30)-day period expires, or any extension of such period as the parties to the dispute may mutually agree to in writing, is herein called the "Claim Resolution Deadline Date").

         SECTION 5.3 MEDIATION PROCEDURES. If the parties to a dispute have not resolved such dispute pursuant to the procedures set forth in Section 5.2 by the Claim Resolution Deadline Date, then the mediation procedures provided in this Section 5.3 shall apply.

         (A) Within thirty (30) days after the Claim Resolution Deadline Date, the parties to the dispute shall jointly appoint an independent and impartial mediator (the "Mediator"). If the parties to the dispute are unable to agree on the appointment of the Mediator, then application shall be immediately made to the CPR Institute for Dispute Resolution (the "CPR") for the selection and appointment of the Mediator. The Mediator shall establish procedures designed to facilitate the mediation of such dispute, shall meet with representatives of the parties to the dispute and take other appropriate actions to facilitate a negotiated or other voluntary resolution of such dispute; and

         (B) If the parties to the dispute have not resolved the dispute within thirty (30) days of the appointment of the Mediator or such later date as to which they mutually agree in writing (the "Mediation Deadline Date"), then the arbitration procedures specified in Section 5.4 hereof shall apply.

         SECTION 5.4  ARBITRATION.

         (A) If the parties to the dispute have not resolved the dispute by the Mediation Deadline Date, the parties to the dispute shall jointly select an independent and impartial arbitrator (the "Arbitrator"). The Arbitrator shall have such expertise as the parties to the dispute to be resolved by such Arbitrator agree is relevant. The Arbitrator may be removed only by unanimous action of the parties. If the parties hereto are unable to agree upon the selection of the Arbitrator within thirty (30) days after the Mediation Deadline Date or such later date as to which they mutually agree in writing, application shall be made to the CPR for the selection and appointment of the Arbitrator.

         (B) The arbitration proceeding shall be conducted in accordance with the then current CPR Rules for Non-Administered Arbitration of Business Disputes to the extent that such Rules are not inconsistent with this Article
5. The Arbitrator may modify the procedures set forth in such Rules from time to time with the prior approval of the parties to such dispute. The place of such arbitration shall be Washington, D.C., or such other location agreed to by the parties.

         (C) The arbitration proceedings shall be concluded within one hundred eighty (180) days of the appointment of the Arbitrator or such later date as the parties to the dispute mutually agree in writing. Within thirty (30) days of the conclusion of the arbitration proceedings, the Arbitrator shall adopt without modification the position of one of the parties, reject the position of the other party, and shall present to the parties a written statement of his or her determination regarding the dispute. Failure to submit a position by any party shall be deemed an acceptance by such party of the other party's position, and shall constitute a final, binding, and specifically enforceable decision against such party.

         SECTION 5.5 COSTS AND EXPENSES. The FDIC Manager shall pay one-half of the fees and expenses of the Mediator and/or the Arbitrator and Independence One and/or MNC shall pay the other half thereof. Except as otherwise provided in the preceding sentence, each party shall bear all costs and expenses incurred by it in connection with the conduct of the procedures described in this Article 5.

         SECTION 5.6 CONFIDENTIALITY; PRECEDENTIAL EFFECT. Any dispute resolution proceeding (including without limitation any mediation proceeding) held pursuant to this Article 5 shall not be public. In addition, except as may be required by law, each party, their respective representatives, the Mediator and the Arbitrator shall strictly maintain the confidentiality of all issues, disputes, arguments, positions, interpretations, awards, determinations and decisions of any such proceeding, as well as all information, attachments, enclosures, exhibits, summaries, compilations, studies, analyses, notes, documents, statements, schedules and other similar items associated therewith. The resolution of any dispute pursuant to the negotiation or mediation procedures specified in Sections 5.2 and 5.3 hereof shall constitute precedent regarding any subsequent dispute under this Article 5 only if the parties to such dispute so specify in writing as part of such resolution. The resolution of any dispute pursuant to the arbitration procedures specified in Section 5.4 shall constitute precedent regarding any subsequent dispute unless otherwise determined by the Arbitrator.

                                   ARTICLE 6
               FDIC'S OFFICE OF INSPECTOR GENERAL ("OIG") MATTERS

         SECTION 6.1 MAINTENANCE OF RECORDS. Independence One and MNC shall maintain, for a period of not less than five (5) years from September 30, 1994, all books, papers, records, and information of any kind relating to any and all matters subject to the Assistance Agreement, this Agreement, or both such Agreements, including any such materials or information in the possession or control of Independence One or MNC or any of their affiliates, subsidiaries, agents or counsel (including, but not limited to, tax returns and amended tax returns for any taxable years specified by the FDIC Manager or its designee).

         SECTION 6.2 OIG ACCESS TO BOOKS AND RECORDS. Independence One and MNC shall cause to be made available to the FDIC's OIG, at such reasonable times as the FDIC's OIG may specify, all books, papers, records, and information described in Section 6.1 during the period provided therein; provided, however, that neither Independence One nor MNC shall be required to make available to the FDIC's OIG or its designee any information or documentation that is subject to the attorney-client, work-product or any similar privilege, unless the cost of which was reimbursed to Independence One or MNC under the Assistance Agreement or this Agreement. Such materials shall be made available to the FDIC Manager or its designee at MNC's headquarters or such other location reasonably agreed to by Independence One or MNC.

         SECTION 6.3 OIG AUDITS AND EXAMINATIONS. Following the execution of this Agreement, the FDIC's OIG may audit Independence One, MNC or any of their respective affiliates or subsidiaries with respect to the following matters:

         (a) the assistance paid to Independence One under the Assistance Agreement (other than any matters relating to taxes) for periods commencing on or after October 1, 1992, and ending on or before September 30, 1994;

         (b) the debits to the SRA pursuant to Section 3(a)(16) of the Assistance Agreement and the credits to the SRA pursuant to Section 3(b)(5) of the Assistance Agreement, in each case only to the extent any such debits or credits relate to taxable years 1991, 1992, and 1993;

         (c)  the calculations pursuant to Section 2.4(c); and

         (d) the payments and calculations pursuant to Sections 2.5, 2.6, 10.1, and 11.14.
Such audits shall be conducted by the FDIC's OIG at its own expense but, if requested by the FDIC's OIG, with the reasonable assistance of Independence One's or MNC's respective directors, officers, and employees, whose salaries and expenses shall be paid by Independence One or MNC without reimbursement from the FDIC.

         SECTION 6.4 OTHER RIGHTS. Nothing in this Agreement shall be construed to prevent or impair the audit and investigative authority of the FDIC's OIG pursuant to the Inspector General Act of 1977, as amended.

                                  ARTICLE 7
                        REPRESENTATIONS AND WARRANTIES

         SECTION 7.1 REPRESENTATIONS AND WARRANTIES OF INDEPENDENCE ONE AND MNC. To induce the FDIC Manager to enter into this Agreement and to consummate the transactions contemplated hereby, Independence One and MNC severally make the following representations and warranties (but only to the extent applicable to each party) to the FDIC Manager as of the date hereof, all of which shall survive the execution and delivery of this Agreement and the consummation of such transactions:

         (a)  CORPORATE EXISTENCE.

                 (i) Independence One is a federally chartered stock savings bank duly organized, validly existing, and in good standing under the laws of the United States of America, with all requisite power and authority to (A) own and operate its properties and conduct its business as currently conducted by it and (B) engage in the activities and transactions described in and contemplated by this Agreement.

                 (ii) MNC is a Michigan corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan with all requisite power and authority to (A) own and operate its properties and conduct its business as now conducted by it and (B) engage in the activities and transactions described in and contemplated by this Agreement.

         (b) DUE AUTHORIZATION. Independence One and MNC each has full power and authority to execute, deliver, and perform this Agreement, and has taken all necessary action to authorize the execution, delivery, and performance of this Agreement in accordance with its terms.

         (c) BINDING AGREEMENT. This Agreement has been duly authorized, executed, and delivered by Independence One and MNC and, when duly authorized, executed, and delivered by the FDIC Manager, this Agreement shall constitute a legal, valid, and binding obligation of Independence One and MNC, enforceable against each of them in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and (ii) general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

         (d)  COMPLIANCE WITH LAW.

                 (i) Independence One and MNC are not, and their respective subsidiaries are not, in violation of any statute, regulation, order, decision, judgment, or decree of, or any restriction imposed by, the United States of America, any state, municipality, or other political subdivision thereof, or any agency of the foregoing, or any court or other competent tribunal having jurisdiction over Independence One, MNC, or their respective subsidiaries or any of their assets, or any foreign government or agency thereof having jurisdiction over Independence One, MNC, or their respective subsidiaries or any of their assets, or any securities exchange or securities quotation system on which Independence One, MNC, or any of their respective subsidiaries' securities are listed or quoted, in respect of the conduct of their business or the ownership of their properties, which violations, either individually or in the aggregate, would materially and adversely affect Independence One's or MNC's ability to observe or perform its obligations under this Agreement.

                 (ii) The execution, delivery, and performance by Independence One and MNC of this Agreement will not materially violate or conflict with any provision of any applicable law or regulation, or any order, writ, judgment or decree of any court or governmental authority to which Independence One or MNC is otherwise subject, which violation or conflict, either individually or in the aggregate, would materially and adversely affect

         Independence One's or MNC's ability to observe or perform its obligations under this Agreement.

         (e)  COMPLIANCE WITH OBLIGATIONS.

                 (i) Independence One and MNC are not in violation or breach of, or in default under, any obligation, agreement, covenant, or condition contained in their respective bylaws or charter, and Independence One and MNC are not in violation or in breach of or in default under any contract, lease, or other instrument to which it is respectively a party (or which is binding on it or its assets), which violation, breach or default, either individually or in the aggregate, would materially and adversely affect Independence One's or MNC's ability to observe or perform its obligations under this Agreement.

                 (ii) The execution, delivery, and performance by Independence One and MNC of this Agreement does not and will not materially (A) violate or conflict with any provision of the respective articles of association or organization or bylaws of Independence One and MNC, or
         (B) result in a violation or breach of, or default under, any contract, lease, or other instrument to which Independence One or MNC is a party (or which is binding on it or any of its assets), which violation, conflict, breach or default, either individually or in the aggregate, would materially and adversely affect Independence One's or MNC's ability to observe or perform its obligations under this Agreement.

         (f) APPROVALS AND CONSENTS. All material governmental approvals and other third party consents that are required in connection with the execution, delivery, or performance of this Agreement or the transactions contemplated by this Agreement by Independence One and MNC, if any, have been obtained.

         (g) LITIGATION. There is no legal action, suit, investigation, or proceeding pending (in which Independence One or MNC is a party) or, to Independence One's or MNC's knowledge, threatened against or affecting Independence One or MNC (whether or not Independence One or MNC is a party thereto) or any of their respective subsidiaries or their assets which questions the validity of this Agreement, or any of the transactions contemplated hereby, which, either individually or in the aggregate, would materially and adversely affect Independence One's or MNC's ability observe or perform its obligations under this Agreement.

         (h) CAPITAL COMPLIANCE. After giving effect to the transactions contemplated by this Agreement, Independence One will be in compliance with the minimum regulatory capital requirements of the Office of Thrift Supervision (the "OTS") currently applicable to Independence One.

         (i) INDEPENDENCE ONE OWNERSHIP STRUCTURE. As of the date hereof, all of the outstanding capital stock of Independence One is owned by MNC.

         (j)  TAX MATTERS.

                 (i) Independence One and MNC have supplied the Resolution Trust Corporation (the "RTC") or the FDIC Manager with all federal and state income tax returns (including amended returns) (the "Tax Returns") for Independence One or for the MNC Group which have been filed for the periods ended December 31, 1988, December 31, 1989, December 31, 1990, December 31, 1991, December 31, 1992, and December 31, 1993, and no adjustments have been proposed on IRS Form 4549 with respect to any tax benefit items.

                 (ii) Independence One is, and at all times during the term of the Assistance Agreement has been, a "domestic building and loan association" under the terms of Section 7701(a)(19) of the Code.

         SECTION 7.2 REPRESENTATIONS AND WARRANTIES OF THE FDIC MANAGER. To induce Independence One and MNC to enter into this Agreement and to consummate the transactions contemplated hereby, the FDIC Manager hereby makes the following representations and warranties to Independence One and MNC as of the date hereof, all of which shall survive the execution and delivery of this Agreement and the consummation of such transactions:

         (A) POWER AND AUTHORIZATION. The execution, delivery, and performance of this Agreement (i) are within the legal power and authority of the FDIC Manager, and (ii) have been duly authorized by all necessary action on the part of the FDIC Manager.

         (B) BINDING AGREEMENT. This Agreement has been duly authorized, executed, and delivered by the FDIC Manager, and upon the due authorization, execution, and delivery of this Agreement by Independence One and MNC, this Agreement shall be a legal, valid, and binding obligation of the FDIC Manager, enforceable against it in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and (ii) general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                                   ARTICLE 8
                                   COVENANTS

         SECTION 8.1 ACCESS TO BOOKS AND RECORDS. Independence One and MNC shall cause to be made available to the FDIC Manager or its designee, at such reasonable times as the FDIC Manager may specify, all books, papers, records, and information of any kind relating to any or all matters subject to the Assistance Agreement, this Agreement, or both such Agreements, including any such materials or information in the possession or control of Independence One or MNC or any of their affiliates, subsidiaries, agents or counsel (including, but not limited to, tax returns and amended tax returns for any taxable years reasonably specified by the FDIC Manager or its designee that are pertinent to the matters concerned by this Agreement or the Assistance Agreement); provided, however, that neither Independence One nor MNC shall be required to make available to the FDIC Manager or its designee any information or documentation that is subject to the attorney-client, work-product or any similar privilege, unless the cost of which was reimbursed to Independence One or MNC under the Assistance Agreement or this Agreement. Such materials shall be made available to the FDIC Manager or its designee at MNC's headquarters or such other location reasonably agreed to by Independence One or MNC.

         SECTION 8.2 FURTHER ASSURANCES. Each of the parties hereto shall promptly and duly cause to be taken, executed, acknowledged or delivered all such further acts, conveyances, documents, and assurances as any party hereto may from time to time reasonably request in order more effectively to carry out the intent and purposes of this Agreement and the transactions contemplated hereby.

         SECTION 8.3 COSTS AND EXPENSES. Except to the extent otherwise specifically provided herein, each party hereto agrees to pay all costs and expenses incurred by it in connection with or incidental to the matters contained in this Agreement, including any fees and disbursements of attorneys, accountants, and investment banking consultants.

         8.4 SECTION 13224 CLAIMS. If MNC and Independence One assert a claim or claims ("Claims") against a party other than the FDIC Manager for damages and for refunds of federal and state taxes and/or for the redetermination of liability for federal and state taxes for the taxable years 1989 and thereafter, and such Claims arise out of or relate to the enactment of Section 13224 of the Revenue Reconciliation Act of 1993 ("Section 13224") or the application of Section 13224 to MNC, then the amount of damages or refunds sought in such Claims shall not include the amount that would have accrued to the benefit of the FDIC Manager under the Assistance Agreement or that would accrue to the benefit of the FDIC Manager under this Agreement. If MNC and Independence One receive any damages or refunds that include the amount that would have accrued to the benefit of the FDIC Manager under the Assistance Agreement or that would accrue to the benefit of the FDIC Manager under this Agreement, then MNC and Independence One shall pay such amount to the FDIC Manager no later than thirty (30) days following the date on which such damages or refunds were received. MNC and Independence One shall provide a copy of any Claims to the FDIC Manager within thirty (30) days of the assertion thereof.

         SECTION 8.5 CAPITAL MAINTENANCE AGREEMENT. The FDIC Manager agrees not to oppose any application or other proposal made by MNC to the OTS or any other regulatory agency to terminate, revise, or amend the Capital Maintenance Agreement dated December 31, 1988, by and between MNC, Independence One and the FSLIC.

         SECTION 8.6 COMPLIANCE WITH SECTION 2.5. If Independence One or any of its subsidiaries leaves the MNC Group, MNC shall remain liable for any obligations Independence One may have under Section 2.5 to the FDIC Manager.

         SECTION 8.7 DEBITS TO THE SRA FOR LEGAL FEES. Independence One agrees that it shall not debit the SRA after June 30, 1994, for any legal fees and related costs, which fees and costs shall be the sole responsibility of Independence One.

                                  ARTICLE 9
                                   RELEASE

         SECTION 9.1 RELEASE BY THE FDIC MANAGER. The FDIC Manager, on behalf of the FRF, hereby releases, acquits, and forever discharges, effective as of the date hereof, each of Independence One, MNC, and their subsidiaries, officers, directors, employees, and affiliates (and the respective successors, assigns, employees, agents, and representatives of all the foregoing) (collectively, the "Independence One Released Persons") from and against any and all actions and causes of action, suits, disputes, debts, accounts, promises, warranties, damages, claims, proceedings, demands, and liabilities, of every kind and character, direct and indirect, known and unknown, in law or in equity, that the FDIC Manager now has, has had at any time heretofore, or hereafter may have against the Independence One Released Persons by reason of any act or omission whatsoever by any Independence One Released Person in connection with the negotiation, administration, execution, or performance by any Independence One Released Person of the Assistance Agreement or any other agreements related thereto (and no other agreements to which the FDIC Manager is a party); provided, however, that the release provided in this Section 9.1
(i) is not intended to and shall not prevent any assertion of a claim with respect to any breach of this Agreement or any ancillary agreements or instruments executed and delivered by the parties or any of them in connection with the execution of this Agreement or thereafter; (ii) shall not limit the right of the FDIC Manager to bring any claim based on fraud, willful and intentional misrepresentation of a material fact required to be disclosed under this Agreement, willful and intentional failure to disclose a material fact required to be disclosed under this Agreement, or willful and intentional misconduct; and (iii) shall not limit the rights of the FDIC Manager to pursue adjustments (other than adjustments relating to the Resolved Items) under
Article 4 of this Agreement.

         SECTION 9.2 RELEASE BY INDEPENDENCE ONE AND MNC. Independence One and MNC hereby release, hold harmless, acquit, and forever discharge each of the FDIC Manager and the FRF and their officers, directors, and employees (and the respective successors, assigns, employees, agents, and representatives of all the foregoing) (collectively, the "FDIC Released Persons") from and against any and all actions and causes of action, suits, disputes, debts, accounts, promises, warranties, damages, claims, proceedings, demands, and liabilities, of every kind and character, direct and indirect, known and unknown, in law or in equity, that such Independence One Released Persons now have, have had at any time heretofore, or hereafter may have against the FDIC Released Persons by reason of any act or omission whatsoever by any FDIC Released Persons in connection with the negotiation, administration, execution, or performance by any of the FDIC Released Persons of the Assistance Agreement or any other agreements related thereto; provided, however, that the release provided in this Section
9.2 (i) is not intended to and shall not prevent any assertion of a claim with respect to any breach of this Agreement or any ancillary agreements or instruments executed and delivered by the parties or any of them in connection with the execution of this Agreement or thereafter; (ii) shall not limit the rights of Independence One or MNC to bring any claim based on fraud, willful and intentional misrepresentation of a material fact required to be disclosed under this Agreement, willful and intentional failure to disclose a material fact required to be disclosed under this Agreement, or willful and intentional misconduct; and (iii) shall not limit the rights of Independence One or MNC under Article 4 of this Agreement. Nothing contained herein shall release or discharge or be construed to release or discharge in any way any claim (including without limitation any claim arising out of or relating to the enactment or application of Section 13224 of the Omnibus Budget Reconciliation Act of 1993) that Independence One or MNC may have against any other party including without limitation the United States of America or any agency or instrumentality thereof.

         SECTION 9.3 RIGHTS TO ENFORCE. Notwithstanding the foregoing provisions of this Article 9, Independence One, MNC, and the FDIC Manager shall retain their respective rights to enforce this Agreement.

         SECTION 9.4 TERMINATION OF THE ASSISTANCE AGREEMENT. Effective as of the close of business on September 30, 1994, except as expressly provided in Articles 2 and 10 hereof, the Assistance Agreement and the obligations and rights of the parties thereunder shall terminate and thereafter be of no further force or effect.

                                  ARTICLE 10
                               INDEMNIFICATIONS

              SECTION 10.1 INDEMNIFICATION BY THE FDIC MANAGER.

         (A) The FDIC Manager shall indemnify and hold harmless Independence One and MNC (and each of their respective officers, directors, employees, and affiliated persons) (collectively, the "Independence One Indemnitees") for sixty-three percent (63%) of the amounts actually incurred and paid by the Independence One Indemnitees in connection with the defense, prosecution, satisfaction, settlement, or compromise, including the reasonable costs and expenses of litigation (including reasonable attorneys' and accountants' fees, travel expenses, judgments, court costs, and related litigation expenses, and such other actual and reasonable costs as may be actually incurred and paid by the Independence One Indemnitees in connection with such defense, prosecution, satisfaction, settlement, or compromise); provided, however, that if such amounts are determined to be not deductible on a federal income tax return of any Independence One Indemnitee, the FDIC Manager shall indemnify such Independence One Indemnitee for one hundred percent (100%) of such amounts

(all of such amounts, costs, and expenses hereinafter referred to as the "Costs"), of (i) any claims relating to the Transferred Cases for which the FDIC Manager would have been required to indemnify the Independence One Indemnitees under the Assistance Agreement had such agreement not been terminated (including without limitation, the legal fees and expenses specified in Section 3.3 hereof); and (ii) any claim against any Independence One Indemnitee for which the FDIC Manager would have been required to indemnify the Independence One Indemnitees under the Assistance Agreement had such agreement not been terminated that arises from Environmental Losses (as such term is defined herein). For purposes of this Section 10.1(a), "Environmental Losses" shall mean any and all claims, damages, losses, expenses, costs, deficiencies, penalties, liens, interest, fines, assessments, charges, compensation, obligations and liabilities of any kind imposed or incurred by, or under or pursuant to Environmental Laws (as such term is defined herein), whether based on negligence, strict liability or otherwise, under any theory or process of recovery or relief, at law or in equity, including restoration, abatement, investigation, testing, monitoring, personal injury, death and property damage costs, and reasonable attorneys' fees, court costs, and interest paid or accrued, related to the contamination of a property or off-site locations arising from operations or activities on a property and the remediation thereof. For purposes of this Section 10.1(a), "Environmental Laws" shall mean any and all federal, state, or local laws (including common law), rules, regulations, orders, ordinances, writs, judgments, injunctions, decrees, or determinations in effect during the period of this Agreement relating to the protection of the environment, the release of any hazardous substances into the environment, the generation, management, transportation, storage, treatment and disposal of hazardous substances, or the pollution of air, soil, groundwater or surface water (including, without limitation, the Clear Air Act, the Toxic Substance Control Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation, and Liability Act, and the Resource Conservation and Recovery Act, all as amended).

         (B) Independence One shall provide the FDIC Manager with prompt notice of any claim which may give rise to an indemnification hereunder and (i) cooperate with the FDIC Manager in connection with the defense of such claims,
(ii) notify and provide the FDIC Manager with any summons, complaint, or other notice of lawsuit and any other documents directly related to such claims which the Independence One Indemnitees receive in connection with such claims within fifteen (15) days of receipt of such documents, and (iii) provide appropriate documentation of the expenses for which the Independence One Indemnitees request indemnification. The FDIC Manager may participate, at its own expense, in the defense of such claims. The FDIC Manager may assume the defense of such claims provided that the FDIC Manager indemnifies and holds harmless the Independence One Indemnitees for any losses, costs, or expenses incurred by Independence One Indemnitees with respect to such assumed defenses (including any reasonable costs and expenses of litigation as specified in the first sentence of Section 10.1(a)) in connection with the FDIC Manager's defense, satisfaction, settlement, or compromise of such defense. The FDIC Manager shall have the right to monitor and direct the defense of any proceeding for which the FDIC Manager is obligated to indemnify such Independence One Indemnitees pursuant to the provisions of this Section 10.1, and the FDIC Manager shall have the right to direct such Independence One Indemnitees to appeal any determination of any trial court. The settlement or compromise of any claims against the Independence One Indemnitees for which the FDIC Manager is obligated to indemnify such Independence One Indemnitees pursuant to this Section 10.1 is subject to the prior written approval of the FDIC Manager.

         (C) The indemnification provided in Section 10.1 hereof shall not apply to any Costs to the extent they are attributable to any of the following (the "Exclusion Events"):

                 (i) the generation, treatment, transportation, storage, use, installation or disposal by Independence One of any hazardous substances in or on any property;

                 (ii) the failure of Independence One to use reasonable efforts to protect a property against willful or wanton misconduct or grossly negligent acts or omissions of third parties that result in the release of hazardous substances on a property to the extent such efforts are required by applicable state or federal law;

                 (iii) the failure of Independence One to comply in all material respects with applicable state and federal notification, disclosure and reporting requirements during the period of time that it held title to a property; or

                 (iv) any action or failure to act on the part of Independence One that is inconsistent with the management standard set forth in
         Section 16(a) of the Assistance Agreement.

         (D) The indemnification by the FDIC Manager in Section 10.1(a) shall not be transferable except by operation of law, directly or indirectly, without the prior written consent of the FDIC Manager.

         (E) The indemnification by the FDIC Manager in Section 10.1(a) shall expire at 11:59 p.m. Eastern Standard Time on December 31, 1998; provided, however, that for Costs incurred after such date, the indemnification shall continue for such Costs that are related to claims that are in litigation on such date, up to and including the date on which all such Costs are incurred and paid as provided in Section 10.1(f) hereof, and such litigation is finally resolved.

         (F) The FDIC Manager shall pay the Independence One Indemnitees for any and all Costs for which such Independence One Indemnitees request indemnification within thirty (30) days after the FDIC Manager has received all reasonably requested documentation of such Costs.

         SECTION 10.2 INDEMNIFICATION BY INDEPENDENCE ONE AND MNC.
Independence One and MNC shall indemnify and hold harmless the FDIC Manager and the FRF (and each of their respective officers, directors, employees, and affiliated persons) (the "FDIC Indemnitees") for amounts actually incurred and paid by the FDIC Indemnitees in connection with the defense, prosecution, satisfaction, settlement, or compromise, including the reasonable costs and expenses of litigation (including reasonable attorneys' and accountants' fees, travel expenses, judgments, court costs, and related litigation expenses, and such other costs as may be incurred and paid by the FDIC Indemnitees in connection with such defense, prosecution, satisfaction, settlement, or compromise), of any claims relating to matters described in Sections 10.1(a)(i) and (ii) attributable to the Exclusion Events as defined in Section 10.1(c). The FDIC Indemnitees shall provide Independence One with prompt notice of any claim which may give rise to an indemnification hereunder and (i) cooperate with Independence One in connection with the defense of such claims, (ii) notify and provide Independence One with any summons, complaint, or other notice of lawsuit and any other documents directly related to such claims which the FDIC Indemnitees receive in connection with such claims, and (iii) provide appropriate documentation of the expenses for which the FDIC Indemnitees request indemnification. Independence One or MNC may participate, at its own expense, in the defense of such claims. Independence One or MNC may assume the defense of such claims provided that Independence One or MNC indemnifies and holds harmless the FDIC Indemnitees for any losses, costs, or expenses incurred by the FDIC Indemnitees with respect to such assumed defenses (including any reasonable costs and expenses of litigation as specified in the first sentence of this Section 10.2) in connection with Independence One's or MNC's defense, satisfaction, settlement, or compromise of such defense. Independence One or MNC shall have the right to monitor and direct the defense of any proceeding for which Independence One and MNC are obligated to indemnify such FDIC Indemnitees pursuant to the provisions of this
Section 10.2, and Independence One or MNC shall have the right to direct such FDIC Indemnitees to appeal any determination of any trial court. The settlement or compromise of any claims against FDIC Indemnitees for which Independence One and MNC are obligated to indemnify such FDIC Indemnitees pursuant to this Section 10.2 is subject to the prior written approval of Independence One or MNC.

                                  ARTICLE 11
                                MISCELLANEOUS

         SECTION 11.1 AMENDMENTS. No amendment, modification, or waiver of any provision of this Agreement, nor any consent to any departure therefrom by any party, shall in any event be effective unless the same shall be embodied in a writing signed by all parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 11.2 NOTICES. Any notice, request, claim, demand, consent, approval, or other communication to any party hereto shall be deemed effective when received and shall be given in writing, and delivered in person against receipt therefor, or sent by certified mail, postage prepaid, to such party at its address set forth below (with copies as indicated below) or at such other address as such party shall hereafter furnish in writing to the other parties.

         (A)     If to Independence One or MNC:

                 Independence One Bank of California, FSB
                 c/o Michigan National Corporation
                 27777 Inkster Road
                 Farmington Hills, Michigan 48333-9065

                 Attn:  Lawrence C. Gladchun, Esq.
                        General Counsel and Senior Vice President

                 With a copy to:

                 Ernest J. Antczak
                 Corporate Tax Director
                 Michigan National Corporation
                 27777 Inkster Road
                 Farmington Hills, Michigan 48333-9065

         (B)     If to the FDIC Manager:

                 Federal Deposit Insurance Corporation
                 Division of Resolutions
                 Assisted Acquisitions (FRF)
                 550 17th Street, N.W.
                 Washington, D.C.  20429

                 Attn:  Assistant Director (FRF)

                 With copies to:

                 Federal Deposit Insurance Corporation
                 Legal Division
                 550 17th St., N.W.
                 Washington, D.C.  20429

                 Attn:  Assistant General Counsel
                        (Resolutions)
                 and

                 Federal Deposit Insurance Corporation
                 Division of Resolutions
                 Assisted Acquisitions (FRF)
                 550 17th Street, N.W.
                 Washington, D.C.  20429

                 Attn:  Chief, FRF Tax Unit

         SECTION 11.3 WAIVER. Except as otherwise provided herein, no failure or delay on the part of any party to this Agreement in exercising any right, privilege, power, or remedy under this Agreement, and no course of dealing among the parties hereto, shall operate as a waiver of such right, privilege, power, or remedy; nor shall any single or partial exercise of any right, privilege, power, or remedy under this Agreement preclude any other or further exercise of such right, privilege, power, or remedy. The rights, privileges, powers, and remedies available to the parties hereto are cumulative and not exclusive of any other rights, privileges, powers, or remedies provided by statute, at law, in equity, or otherwise. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in any similar or other circumstances or constitute a waiver of the right of the party giving such notice or making such demand to take any other or further action in any circumstances without notice or demand.

         SECTION 11.4 GOVERNING LAW. To the extent federal law does not control, this Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Michigan without regard to principles of conflicts of laws thereof. Any legal action or proceedings with respect to this Agreement shall be brought in the federal courts of the United States of America located in the District of Columbia and each party hereto submits to the exclusive jurisdiction of such courts and hereby waives any objections on the grounds of venue, forum non conveniens, or any similar grounds.

         SECTION 11.5 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under all applicable laws. However, in the event that any provision of this Agreement shall be held to be prohibited or invalid under any applicable law, or declared unenforceable, then all of the remaining provisions of this Agreement shall, to the fullest extent possible, remain in full force and effect and shall be binding on the parties hereto; provided, however, that this
Section 11.5 shall be of no force or effect if the exclusion of such provision or portion thereof shall render the remaining provisions of this Agreement incapable of observance or shall cause this Agreement as a whole to fail of its essential purpose.

         SECTION 11.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and, except as otherwise provided in this Agreement, their respective successors and assigns; provided, however, that this Agreement may not be assigned (other than by operation of law) to any person or entity, nor may any rights or obligations under this Agreement be transferred or delegated to or vested in any other person or entity, without the prior written consent of the FDIC Manager. Accordingly, MNC and Independence One shall remain liable to the FDIC Manager for all obligations under this Agreement, including the obligation to make payments under Section 2.4 hereof, unless the FDIC Manager has provided its prior written consent to the release of such parties.

         SECTION 11.7 HEADINGS; ARTICLE AND SECTION REFERENCES. The headings contained in this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. Unless otherwise specifically indicated, all Article and Section references contained herein are to Articles and Sections of this Agreement.

         SECTION 11.8 EXHIBITS. All Exhibits attached hereto are an integral part of and hereby incorporated into this Agreement.

         SECTION 11.9 ENTIRE AGREEMENT. This Agreement and the Exhibits hereto embody the entire agreement among the parties hereto relating to the subject matters herein, and supersede all prior agreements and understandings among the parties, oral or written, relating to such matters.

         SECTION 11.10 THIRD-PARTY BENEFICIARIES. Except as expressly provided in this Agreement, no provision of this Agreement is intended to benefit, nor shall it benefit, any person other than the parties hereto.

         SECTION 11.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which taken together shall constitute one and the same Agreement.

         SECTION 11.12 CONTINUING COOPERATION. The parties hereto agree that they shall exercise their reasonable judgment and act in good faith in performing their duties and responsibilities under this Agreement and they shall also in good faith, and with their best efforts, cooperate with one another to carry out the purposes of this Agreement.

         SECTION 11.13 JOINT AND SEVERAL LIABILITY OF MNC AND INDEPENDENCE ONE. Any obligation of Independence One or MNC to the FDIC Manager under this Agreement shall be the obligation of each of them and each shall be jointly and severally liable to perform such obligation.

         SECTION 11.14 LATE PAYMENTS. In the event any payment due to any party under the terms of this Agreement is not made on or before the date specified by which such payment shall be made, interest shall accrue on that payment (including any interest included therein) at the Late Payment Rate. The "Late Payment Rate" is the base (i.e., the prime) rate of CitiBank, N.A. in effect on the date such payment is due and thereafter adjusted on the first day of each calendar quarter; but in no event shall the Late Payment Rate exceed the maximum interest rate permitted by Michigan law to be charged among the parties hereto. Notwithstanding any other provision of this Agreement, any interest required pursuant to this Section
11.14 shall not be subject to any maximum payment restriction or cap.

         SECTION 11.15 DUPLICATE PAYMENTS. Any amount paid to any party under any provision of this Agreement or the Assistance Agreement shall not be paid to such party under any other provision of this Agreement, even though such payment may be described in whole or in part in two or more such provisions.

         SECTION 11.16 WIRE INSTRUCTIONS. Except where otherwise specifically provided herein, any payments pursuant to this Agreement among the parties hereto shall be made via wire transfer instructions to be provided by the payee to the payor at least three (3) business days prior to the due date of the payment.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.


                                  INDEPENDENCE ONE BANK OF CALIFORNIA, FSB


                                  By:  /s/ Edward H. Sondker
                                      --------------------------
                                  Name:    Edward H. Sondker
                                        ------------------------
                                  Title:   President
                                         -----------------------

                                  MICHIGAN NATIONAL CORPORATION

                                  By:  /s/ Lawrence L. Gladchun
                                      --------------------------
                                  Name:    Lawrence L. Gladchun
                                        ------------------------
                                  Title:   SVP, GC and Secretary
                                         -----------------------


                                  FEDERAL DEPOSIT INSURANCE
                                  CORPORATION, AS MANAGER OF
                                  THE FSLIC RESOLUTION FUND



                                  By:  /s/ Robert H. Harthelmer
                                      --------------------------
                                  Name:    Robert H. Harthelmer
                                        ------------------------
                                  Title:   Acting Director - DOR
                                         -----------------------